Exhibit 99.1
Coinstar, Inc.
Brian Turner, Chief Financial Officer
425-943-8000
Media
Marci Maule, Director Public Relations
425-943-8277
FOR IMMEDIATE RELEASE
COINSTAR ANNOUNCES LEADERSHIP SUCCESSION PLAN
Paul Davis to Succeed Dave Cole as Chief Executive Officer Effective April 1, 2009
BELLEVUE, Wash. – September 2, 2008 – Coinstar, Inc. (NASDAQ: CSTR) today announced that the Board of Directors has appointed Paul Davis, currently Coinstar’s chief operating officer, as the Company’s next chief executive officer effective April 1, 2009. Davis is also expected to be appointed to the Coinstar Board of Directors at that time. Davis will succeed Dave Cole who has informed the Board of his decision to retire on March 31, 2009.
“Dave Cole has guided Coinstar through a period of unprecedented change with integrity, vision and dedication,” said Keith D. Grinstein, chairman of the Coinstar Board of Directors. “Over the last seven years, Dave and his team have transformed Coinstar from a single business line into a diversified 4th WallTM leader serving more than 50,000 retail locations in 140 countries around the world. We are grateful for Dave’s dedication and hard work, which have helped create the foundation necessary for Coinstar’s continued profitable growth. We wish him all the best in his well-deserved retirement.”
“I am proud of the significant progress that Coinstar has made and am equally confident in Coinstar’s future success under Paul Davis’ leadership,” said Cole. “Coinstar is fortunate to have a leader of his caliber to assume the role of CEO, and Paul and I will be working closely over the next seven months to ensure a smooth transition. Since Paul first joined Coinstar as chief operating officer, he has exceeded our high expectations. His record of achievement, combined with his management and operating experience at other leading consumer and retail companies, make him the ideal person to lead Coinstar into the future.”
“Coinstar is an outstanding company as evidenced by our dedicated employees, strong customer relationships, and unmatched 4th Wall products and services offering. I am honored to lead Coinstar, and look forward to continue working with the Board and management team to build on Dave Cole’s important work and strategic plans to drive incremental value for Coinstar’s stockholders,” said Davis.

Davis, 51, joined Coinstar in April 2008 as chief operating officer and is responsible for all lines of business, sales, manufacturing, supply chain, customer service and R&D. As an experienced international business leader, he brings nearly 30 years experience in consumer packaged goods and retail operations. Throughout his career, Davis has held various sales and executive management positions, including chief executive of Kettle Foods, president of North American Operations at Starbucks and president of PepsiCo’s Frito-Lay Company in Canada. Davis began his career at Procter and Gamble, where he held various sales management positions. He received his BS from University of Central Missouri.
Cole, 60, joined the Coinstar team in 2001 as chief executive officer and a member of the Coinstar Board of Directors. Prior to joining Coinstar, he spent 8 years as president of two leading private label manufacturing companies: The Torbitt & Castleman Company, a manufacturer of specialty food products, and Paragon Trade Brands, a leading manufacturer of private label disposable diapers.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ: CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, money transfer, electronic payment solutions, entertainment services and self-service DVD rental. The Company’s products and services can be found at more than 50,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
Safe Harbor for Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding Coinstar, Inc.’s anticipated performance and management changes. Forward-looking statements are not guarantees of future performance and actions, and they may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by Coinstar’s Board and management, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and payment of increased service fees to retailers. For more information on factors that may affect future performance and actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this press release. Coinstar undertakes no obligation to update the information provided herein.